UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 25, 2003

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

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Item 7.  Financial Statements and Exhibits.

(a)

Exhibits.

99.1 Press Release dated July 25, 2003

Item 9.

The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12.  Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On July 25, 2003, Standard Register issued an earnings release announcing its financial results for the quarter ended June 29, 2003.  A copy of the earnings release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: 7/25/03	/s/ Kathryn A. Lamme
By: Kathryn A. Lamme Vice President, General Counsel & Secretary

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EXHIBIT 99.1

For Release on Friday, July 25, 2003, 8:00 AM

For More Information, Contact:

Standard Register

Laurie Spiegelberg, Corporate Communications,

P.O. Box 1167  ×  Dayton, OH  45401-1167

937.221.1230

937.221.1000  ×  937.221.1486 (fax)

Robert J. Cestelli, Investor Relations,

www.standardregister.com

937.221.1304

Standard Register Reports Quarter Results,

Provides Update on Cost Reductions and Growth Initiatives

DAYTON, Ohio (July 25, 2003)--Standard Register (NYSE: SR) today reported results for the 2003 second quarter and first half ended June 29, 2003.

Revenue in the 2003 second quarter was $233.0 million, down approximately 8 percent from the $253.8 million in the 2002 quarter.  Revenue in the first half was $469.1 million, down from $517.6 million in the period last year.

“Soft business conditions have resulted in lower unit demand, delayed customer expenditures and pricing pressure,” said Dennis Rediker, president and chief executive officer.  “This has affected Standard Register in everything from documents to software.

“In addition, the pace at which organizations are migrating from paper-based to digital communications and workflow is increasing, further weakening demand for traditional business forms.  As expected, we’re seeing a gradual shift of printed forms and business communications to documents that are either printed on demand or are developed and distributed digitally, such as account statements presented on the Internet.  This reflects our customers’ desire to increase efficiency while providing information in the ways their clients prefer, whether print or digital.

“Our strategy is to provide a full spectrum of solutions—from printed documents to consulting to digital solutions—to help companies more effectively capture, organize, manage and move information.  This requires that the company move on two fronts simultaneously—improving market share and profitability in the traditional document business while investing to exploit emerging growth opportunities.”

As part of the company’s program to improve utilization and profitability, Standard Register undertook a restructuring in the second quarter.  Actions included closing its rotary printing plant in Kirksville, Mo., consolidating several warehouses, and consolidating four printing and fulfillment services operations to form a new state-of-the-art regional print-on-demand and fulfillment center in Dallas.  The company also eliminated management positions at its headquarters.

In connection with these actions, the company took pretax restructuring and impairment charges totaling $22.5 million in the second quarter, equivalent to $0.46 per share after tax.  Additional restructuring charges totaling approximately $3 million are expected in the third and fourth quarters.  The cost reductions are expected to generate annualized pretax savings of approximately $28 million, with about $13 million of savings realized over the balance of 2003.  The estimated cost savings should recover the cash restructuring costs within six months.

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STANDARD REGISTER - 2

With restructuring and impairment charges, the net loss for the 2003 second quarter was $12.0 million, or $0.42 per share, compared to net income of $10.9 million, or $0.38 per share, for the second quarter of 2002.  The profit decline was primarily the result of restructuring and asset impairment charges totaling $0.46 per share.  The balance of the decline is attributable to lower revenue and higher pension expenses.

  In the first half of 2003, the company reported a net loss of $13.1 million or $0.46 per share.  This compares to net income of $21.9 million or $0.77 per diluted share in the 2002 first half.  The profit decline is attributed to the restructuring and asset impairment charges totaling $0.46 per share and also the impact of lower revenue and higher pension expenses.

 Cash flow was positive in the period, with net debt (total debt less cash and short-term investments) declining from $79.7 million at the outset of the year to $57.1 million as of June 29, primarily as a result of improved asset turnover.  Net debt to total capital was 16 percent, reflecting a continued strong financial condition.

“With the benefits of our restructuring and other initiatives, we expect second-half revenue and margins to be higher than in the first half, with the most progress occurring in the fourth quarter,” Rediker said.  “We continue to position the company for long-term growth.”

Webcast

Standard Register will conduct a webcast about the quarter results at 10 a.m. EST today at www.standardregister.com/investorrelations.   It will also be available for replay thereafter.

About Standard Register

Standard Register is a leading provider of information solutions for financial services, insurance, healthcare, manufacturing and other companies.  Its offerings include document management; label solutions; consulting and fulfillment services; and e-business solutions.  As a strategic partner in migrating companies from paper-based to digital processes, Standard Register helps businesses reduce costs and increase revenue.  Founded in 1912, the company today has annual revenues of approximately $1 billion.  More information is available at www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2003 and beyond could differ materially from the Company’s current expectations.    Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.  Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency,

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STANDARD REGISTER – 3

magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 29, 2002.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

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		THE STANDARD REGISTER COMPANY

Second Quarter		STATEMENT OF OPERATIONS	Six Months Y-T-D
13 Weeks Ended		(In Thousands, except Per Share Amounts)	26 Weeks Ended
29-Jun-03	30-Jun-02		29-Jun-03	30-Jun-02
$232,950	$253,785	TOTAL REVENUE	$469,093	$517,564
143,842	152,816	COST OF SALES	291,484	311,009
89,108	100,969	GROSS MARGIN	177,609	206,555
		COSTS AND EXPENSES
4,749	4,161	Research and Development	9,783	8,321
69,440	66,674	Selling, General and Administrative	140,965	136,402
12,293	10,904	Depreciation and Amortization	24,886	21,869
9,545	-	Asset Impairment	9,545	-
12,972	-	Restructuring	12,972	-
108,999	81,739	TOTAL COSTS AND EXPENSES	198,151	166,592
(19,891)	19,230	(LOSS) INCOME FROM OPERATIONS	(20,542)	39,963
		OTHER INCOME (EXPENSE)
(971)	(3,165)	Interest Expense	(2,634)	(6,512)
381	957	Investment and Other Income	777	1,715
(590)	(2,208)	Total Other Expense	(1,857)	(4,797)

(20,481)	17,022	(LOSS) INCOME BEFORE INCOME TAXES	(22,399)	35,166

(8,485)	6,080	Income Tax (Benefit) Expense	(9,271)	13,307
($11,996)	$10,942	NET (LOSS) INCOME	($13,128)	$21,859

28,265	27,940	Average Number of Shares Outstanding - Basic	28,233	27,817
28,265	28,648	Average Number of Shares Outstanding - Diluted	28,233	28,383

($0.42)	$0.39	(Loss) Income Per Share - Basic	($0.46)	$0.79
($0.42)	$0.38	(Loss) Income Per Share - Diluted	($0.46)	$0.77
$0.23	$0.23	Dividends Paid Per Share	$0.46	$0.46
		BALANCE SHEET
		(In Thousands)	29-Jun-03	29-Dec-02
		ASSETS
		Cash & Short Term Investments	$112,983	$122,834
		Accounts Receivable	134,958	155,930
		Inventories	50,458	60,179
		Other Current Assets	48,692	53,114
		Total Current Assets	347,091	392,057
		Plant and Equipment	180,444	206,222
		Goodwill and Intangible Assets	69,606	70,812
		Deferred Taxes	40,741	40,865
		Other Assets	47,502	44,908
		Total Assets	$685,384	$754,864
		LIABILITIES AND SHAREHOLDERS' EQUITY
		Accrued Restructuring Expense	$8,991	$2,437
		Other Current Liabilities	81,730	100,003
		Deferred Compensation	13,311	12,275
		Long-Term Debt	170,000	200,010
		Retiree Healthcare	49,065	49,374
		Pension Liability	63,498	68,803
		Other Long-Term Liabilities	675	2,961
		Shareholders' Equity	298,114	319,001
		Total Liabilities and Shareholders' Equity	$685,384	$754,864